                                                                    EXHIBIT 10.1

                                 IMPERIAL BANK
                                  MEMBER FDIC

                          SECURITY AND LOAN AGREEMENT
                             (ACCOUNTS RECEIVABLE)



This Agreement is entered into between DATAMETRICS CORPORATION, a Delaware corporation (herein called "Borrower") and IMPERIAL BANK (herein called "Bank").

1. Bank hereby commits, subject to all the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in such amounts as may be determined by Bank up to, but not exceeding in the aggregate unpaid principal balance, the following Borrowing Base:

     80.000% of Eligible Accounts plus 80.000% of Eligible Progress Billing Accounts to a maximum Progress Billing Account Sublimit, which will not exceed the lesser of 10.000% of Eligible Accounts or $500,000.00, and in no event more than $7,000,000.00.

2. The amount of each loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank (herein called "Loan Account") and Bank shall credit the Loan Account with all loan repayments made by Borrower. Borrower promises to pay Bank (a) the unpaid balance of Borrower's Loan Account and (b) on or before the tenth day of each month, interest on the average daily unpaid balance of the Loan Account during the immediately preceding month at the rate of No & 250/1000ths percent (0.250%) per annum in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. The amount of interest payable each month by Borrower shall not be less than a minimum monthly charge of $250.00, Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Agreement.

3. Requests for loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount of loan being requested.

4. As used in this Agreement, the following terms shall have the following meanings:

     A. "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

     B. "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest.

     C. "Eligible Accounts" means all of Borrower's Accounts excluding, however, (1) all Accounts under which payment is not received within 90 days from any invoice date, (2) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account and (3) any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time.

5. Borrower hereby assigns to Bank all Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor, and hereby grants to Bank a continuing security interest in all moneys in the Collateral Account referred to in Section 6 hereof, as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral.

6. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower will collect with diligence all Borrower's Accounts, provided that no legal action shall be maintained thereon or in connection therewith without Bank's prior written consent. Any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, and Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's general account. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

7. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving returns, repossessions, and loss or damage of or to merchandise represented by the Accounts and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts and, in any of such events, Borrower will immediately pay to Bank from its own funds (and not from the proceeds of Accounts or inventory) for application to Borrower's Loan Account or any other obligation secured hereby the amount of any credit for such returned or repossessed merchandise and adjustments made to any of the Accounts.

8. Borrower represents and warrants to Bank: (i) If Borrower is a corporation, that Borrower is duly organized and existing in the State of its incorporation and the execution, delivery and performance hereof are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is found or affected; (ii) Borrower is, or at the time the collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, or at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein; (iii) Each Account is, or at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (iv) That there are or will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts; and
     (v) any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is or will be true and correct.

9. Borrower will: (i) Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein; (ii) Furnish Bank periodically, in such form and detail and at such times as Bank may require, statements showing aging and reconciliation of the Accounts and collections thereon; (iii) Permit representatives of Bank to inspect the Borrower's books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise at Borrower's expense;
     (iv) Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto; (v) Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under Borrower's Loan Account or any other obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (vi) Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept; (vii) Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require and with loss payable solely to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank; and (viii) in the event the unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Section 1 hereof, Borrower shall immediately pay to Bank, from its own funds and not from the proceeds of Collateral, for credit to Borrower's Loan Account the amount of such excess.

10. Bank may at any time, without prior notice to Borrower, collect the Accounts and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its Irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise, to demand, sue for, collect and give acquittances for any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

11. Until Borrower's Loan Account and all other obligations secured hereby shall have been repaid in full, Borrower shall not sell, dispose of or grant a security interest in any of the Collateral other than to Bank, or execute any financing statements covering the Collateral in favor of any secured party or person other than Bank.

12. Should: (i) Default be made in the payment of any obligation, or breach be made in any warranty, statement, promise, term or condition, contained herein or hereby secured; (ii) Any statement or representation made for the purpose of obtaining credit hereunder prove false; (iii) Bank deem the Collateral inadequate or unsafe or in danger of misuse; (iv) Borrower become insolvent or make an assignment for the benefit of creditors; or (v) Any proceeding be commended by or against Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute; then in any such event, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) Terminate its obligation to make loans to Borrower as provided in Section 1 hereof; (b) Declare all sums secured hereby immediately due and payable; (c) immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (d) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein;
     (e) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (f) Retain the Collateral in full satisfaction of the obligations secured thereby; (g) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured by this Security Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

13. If any writ of attachment, garnishment, execution or other legal process be issued against any property of Borrower, or if any assessment for taxes against Borrower, other than real property, is made by the Federal or State government or any department thereof, the obligation of Bank to make loans to Borrower as provided in Section 1 hereof shall immediately terminate and the unpaid balance of the Loan Account, all other obligations secured hereby and all other sums due hereunder shall immediately become due and payable without demand, presentment or notice.

14. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four months from the time such items are delivered to Bank.

15. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

16.  Additional provisions:  SEE ADDENDUM ATTACHED



Executed this 21st day of March, 1995

IMPERIAL BANK                          DATAMETRICS CORPORATION
                                       -----------------------------------------
                                                    (Name of Borrower)

BY: /s/ Roger R. Kratz, V.P.           BY:  /s/ John J. Van Buren, C.F.O.
    ------------------------           -----------------------------------------
        Title                          (Authorized Signature and Title)


                                       BY:
                                       -----------------------------------------
                                       (Authorized Signature and Title)

                    ADDENDUM TO SECURITY AND LOAN AGREEMENT
                        ("SECURITY AND LOAN AGREEMENT")
               BETWEEN DATAMETRICS CORPORATION AND IMPERIAL BANK
                             DATED: March 21, 1995

This Addendum is made and entered into as of March 21, 1995, between Datametrics Corporation ("Borrower") and Imperial Bank ("Bank"). This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

1. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts shall expire on March 4, 1996, subject to Bank's right to renew said commitment in its sole discretion. Any such renewal of the commitment shall not be binding upon Bank unless it is in writing and signed by an officer of the Bank.

2.   Borrower represents and warrants that:

     a. Litigation. There is no litigation or other proceeding pending or threatened against or affecting Borrower, except as previously disclosed in writing by Borrower to Bank, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

     b. Financial Condition. The balance sheet of Borrower of January 29, 1995, and the related profit and loss statement on that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no materially adverse changes. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

     c. Trademarks, Patents. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents and license rights of others.

     2.d. Tax Status. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

3. Borrower agrees that so long as it is indebted to Bank, it will not, without Bank written consent, which will not be unreasonably withheld:

     a. Type of Business. Management: Executives' Compensation. Make any substantial change in the character of its business; or make any change in its executive management, defined as consisting of Borrower's Chief Executive Officer, Chief Financial Officer, Senior Vice President of Defense Products Unit, and Vice President of Commercial Products Unit.

     b. Outside Indebtedness. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from Bank except obligations now existing as shown in financial statement dated January 29, 1995, except as previously disclosed in writing, by Borrower to Bank, excluding those being refinanced by Bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due. Notwithstanding the foregoing, Borrower may incur indebtedness for up to $59,000 of borrowed monies under Borrower's leasing line of credit with NationsBanc Leasing Corporation, plus up to $565,000 collateralized by cash surrender value of life insurance.

ADDENDUM TO SECURITY AND LOAN AGREEMENT
Page 6

     c. Liens and Encumbrances. Except as agreed in 3.b., create, incur, assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in Bank's favor.

     d. Loans, Investments, Secondary Liabilities. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity having less than an A1P1 rating by Moody's Investors Service; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

     e. Acquisition or Sale of Business; Merger or Consolidation. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; or sell any assets except in the ordinary and normal course of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

     f. Dividends, Stock Payments. Declare or pay any dividend (other than dividends payable in common stock of Borrower) or make any other distribution on any of its capital stock now outstanding (except for dividends required to be paid on Series B Redeemable Preferred Stock) or hereafter issued or purchase, redeem or retire any of such stock (except for Series B Redeemable Preferred Stock).

     g. Capital Expenditures. Make or Incur obligations for capital expenditures in excess of $900,000 in the period from the date hereof to October 31, 1995 or in excess of $900,000 in any one fiscal year thereafter.

     h. Lease Liability. Make or incur liability for payments of rent under leases of real property in excess of $850,000 and personal property in excess of $700,000 in any one fiscal year.

4. Should there be a default under the Security and Loan Agreement, the General Security Agreement or under the Note, all obligations, loans and liabilities of Borrower to Bank, due or to become due, whether now existing or hereafter arising, shall, at the option of Bank, become immediately due and payable without notice or demand, and Bank shall thereupon have the right to exercise all of its default rights and remedies. Default shall include any material adverse change in the financial condition or business of Borrower.

5. In addition to the provisions in the Security and Loan Agreement, Eligible Accounts and Eligible Progress Billing Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time. "Eligible Accounts" and "Eligible Progress Billing Accounts" shall also not include any of the following:

     a. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

     b. Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 90 days from invoice date are not eligible.

     c. Accounts representing billings for service or maintenance contracts or for inventory or equipment on rent to the account debtor.

     d. For accounts representing more than 25% of total accounts receivable, the balance in excess of the 25% is not eligible. However, the Bank may deem, at its sole discretion, the entire amount eligible.

ADDENDUM TO SECURITY AND LOAN AGREEMENT
Page 7

     e. Accounts with respect to international transactions unless insured, or covered by letters of credit.

     f. Accounts receivable from creditors (contra accounts) to the extent of the offsetting accounts payable.

     g.   Credit balances greater than 90 days.

6. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a quarterly basis.

7. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, it will:

     a. Maintain a minimum of tangible net worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense, and other similar intangible items, over its liabilities) of not less than $10,000,000 presently and thereafter.

     b. At all times maintain working capital (Borrower's current assets minus current liabilities) of not less than $8,750,000 presently and thereafter.

     c. At all times maintain a current ratio of at least 1.75 to 1.0 "Current ratio" is the ratio of current assets to current liabilities.

     d. Maintain a maximum ratio of total debt to tangible net worth not to exceed 1.10 to 1.0.

     e. Except for payroll and income tax depository accounts, maintain all significant bank accounts and banking relationship with Bank.

     f. As of and within 15 working days from each month-end, deliver to Bank, a borrowing certificate certified by an officer or the company, an accounts receivable aging reconciled to the general ledger of Borrower, a detailed accounts payable aging reconciled to the Borrower's general ledger and setting forth the amount of any book overdraft or the amount of checks issued but not sent. All the foregoing will be in a form and with such detail as Bank may request from time to time.

     g. Within 45 days after the end of each quarter, deliver to Bank Borrower's Form 10-Q, including a profit and loss statement and a balance sheet in form satisfactory to Bank all certified by an officer of Borrower.

     h. Within 90 days after the end of Borrower's fiscal year, deliver to Bank Borrower's Form 10-K, including the same financial statements as otherwise provided quarterly together with Changes in Financial Position Statement, certified with a unqualified opinion by an independent certified public accountant selected by Borrower but acceptable to Bank.

     i. Within 5 days of filing, deliver to Bank copies of the income tax returns of Borrower.

     j. Rights and Facilities. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business or partnership, maintain and preserve its existence.

ADDENDUM TO SECURITY AND LOAN AGREEMENT
Page 8

     k. Insurance. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible Insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to the Bank. Bank to be named as Loss Payee.

     l. Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as:

          (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse affect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

          (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

     m. Records and Reports. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles or a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times.

8. The rate of interest applicable to the Loan Account shall be 0.25% per year in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year.

9. Miscellaneous Provisions. Failure or Indulgence Not Waiver. No failure or delay on the part of your Bank or any holder or Notes Issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any not issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10. This addendum is executed by and on behalf of the parties as of the date first above written.


DATAMETRICS CORPORATION "BORROWER"     IMPERIAL BANK "BANK"


BY:  /s John J. Van Buren               BY:  /s/ Roger R. Kratz
   -------------------------------        --------------------------------------
   John J. Van Buren                      Roger R. Kratz
   SVP, Chief Financial Officer           VP, Commercial Loan Officer

          FIRST AMENDMENT TO ADDENDUM TO SECURITY AND LOAN AGREEMENT
                        ("SECURITY AND LOAN AGREEMENT")
               BETWEEN DATAMETRICS CORPORATION AND IMPERIAL BANK
                             DATED: MARCH 21, 1995



The Security and Loan Agreement between Datametrics Corporation ("Borrower") and Imperial Bank ("Bank"), dated March 21, 1995, is amended as follows:

Borrower agrees that it will:

1. At all times maintain working capital (Borrower's current assets minus current liabilities) of not less than $7,750,000 presently and thereafter.

2. At all times maintain a minimum tangible net worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense, and other similar intangible items, over its liabilities) of not less than $9,000,000 presently and thereafter.

All other terms and conditions of Bank's loan to Borrower remain unchanged.

Agreed:   May 15, 1995



Datametrics Corporation                       Imperial Bank



       /s/ John J. Van Buren                          /s/ R. R. Kratz
By:_____________________________              By:______________________________


               C.F.O.                                     Vice President
Title:__________________________              Title:___________________________